Exhibit 23.1



                          CONSENT OF ERNST & YOUNG LLP



We consent to the incorporation by reference in the Registration Statement (Form S-8 No. 333-84091) pertaining to the Harvey Electronics, Inc. Stock Option Plan of our report dated December 28, 2001, with respect to the financial statements and schedule of Harvey Electronics, Inc. for the years ended October 27, 2001 and October 28, 2000 included in the Annual Report (Form 10-K) for the year ended October 27, 2001.






                                                               Ernst & Young LLP
Melville, New York
January 24, 2002